UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2007
The Sherwin-Williams Company
(Exact Name of Registrant as Specified in Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-04851 (Commission File Number)	34-0526850 (IRS Employer Identification No.)
	101 Prospect Avenue, N.W. Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)
(216) 566-2000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 25, 2007, The Sherwin-Williams Company (“Sherwin-Williams”) entered into Five Year Credit Agreement Amendment No. 2 (the “Amendment No. 2”) with Citicorp USA, Inc. (“CUSA”), as administrative agent and issuing bank, the Lenders from time to time party thereto, and The Bank of New York (“BONY”), as paying agent. Amendment No. 2 amends the Five Year Credit Agreement (the “Credit Agreement”), dated as of August 28, 2007, as amended by the Five Year Credit Agreement Amendment No. 1, dated as of September 17, 2007, among Sherwin-Williams, CUSA, as administrative agent and issuing bank, the Lenders from time to time party thereto, and BONY, as paying agent. The primary purpose of Amendment No. 2 is to increase the amount available for borrowing and obtaining the issuance, renewal, extension and increase of a letter of credit by $100 million up to an aggregate availability of $250 million.
     No borrowings have been made, and no letter of credit has been issued, under the Credit Agreement.
     The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is filed as Exhibit 4 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

4	Five Year Credit Agreement Amendment No. 2, dated as of September 25, 2007, by and among The Sherwin-Williams Company, Citicorp USA, Inc., as administrative agent and issuing bank, the Lenders from time to time party thereto, and The Bank of New York, as paying agent (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY
September 25, 2007	By:	/s/ L.E. Stellato

L.E. Stellato Vice President, General Counsel and Secretary
EXHIBIT INDEX

Exhibit No.	Exhibit Description

4	Five Year Credit Agreement Amendment No. 2, dated as of September 25, 2007, by and among The Sherwin-Williams Company, Citicorp USA, Inc., as administrative agent and issuing bank, the Lenders from time to time party thereto, and The Bank of New York, as paying agent (filed herewith).

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